Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Jeff Baisley, Chief Financial Officer of Graham Capital Management L.P. and I, Paul Sedlack, Chief Executive Officer of Graham Capital Management L.P., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of Graham Alternative Investment Fund II LLC (the “registrant”) for the period ended  September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: November 14, 2012

/s/ Jeff Baisley
Jeff Baisley
Chief Financial Officer
Graham Capital Management L.P.

/s/ Paul Sedlack
Paul Sedlack
Chief Executive Officer
Graham Capital Management L.P.